Exhibit 99.1

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2005	December 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$122,797	$215,557
Accounts receivable, net	30,424	38,634
Other current assets	41,910	51,457
Assets held for sale	3,389	3,389

Total current assets	198,520	309,037

Property and equipment, net	2,231,278	2,273,356
Goodwill and other intangible assets, net	1,559,912	1,577,986
Deferred income taxes	642,145	633,814
Notes receivable and other long-term assets	293,045	291,779

Total	$4,924,900	$5,085,972

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$120,666	$121,672
Accrued interest	43,586	39,466
Current portion of long-term obligations	5,350	138,386
Other current liabilities	28,422	32,681

Total current liabilities	198,024	332,205

Long-term obligations	3,141,835	3,155,228
Other long-term liabilities	126,740	121,505

Total liabilities	3,466,599	3,608,938

Minority interest in subsidiaries	5,970	6,081

STOCKHOLDERS’ EQUITY
Class A Common Stock	2,308	2,297
Additional paid-in capital	4,025,353	4,012,425
Accumulated deficit	(2,570,964)	(2,539,403)
Treasury stock	(4,366)	(4,366)

Total stockholders’ equity	1,452,331	1,470,953

Total	$4,924,900	$5,085,972

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2005	2004
REVENUES:
Rental and management	$181,570	$164,576
Network development services	2,785	4,215

Total operating revenues	184,355	168,791

OPERATING EXPENSES:
Rental and management	60,180	58,876
Network development services	2,202	3,561
Depreciation, amortization and accretion	81,971	81,345
Corporate general, administrative and development expense	6,973	6,879
Impairments, net loss on sale of long-lived assets and restructuring expense	2,777	3,914

Total operating expenses	154,103	154,575

INCOME FROM OPERATIONS	30,252	14,216

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,498	3,540
Interest income	699	1,114
Interest expense	(54,716)	(69,157)
Loss on retirement of long-term obligations	(15,042)	(8,053)
Other income (expense)	670	(204)

Total other expense	(64,891)	(72,760)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND EQUITY METHOD INVESTMENTS	(34,639)	(58,544)

Income tax benefit	4,338	13,018
Minority interest in net earnings of subsidiaries	(55)	(1,423)
Loss on equity method investments	(1,098)	(618)

LOSS FROM CONTINUING OPERATIONS	(31,454)	(47,567)

LOSS FROM DISCONTINUED OPERATIONS, NET	(107)	(671)

NET LOSS	$(31,561)	$(48,238)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations	$(0.14)	$(0.22)
Loss from discontinued operations

NET LOSS PER COMMON SHARE	$(0.14)	$(0.22)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	230,158	220,408

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2005	2004
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net loss	$(31,561)	$(48,238)
Other non-cash items reflected in statements of operations	109,829	102,720
Decrease in assets	13,606	10,829
Increase (decrease) in liabilities	681	(33,595)

Cash provided by operating activities	92,555	31,716

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(15,881)	(10,832)
Payments for acquisitions	(932)	(13,373)
Payment for acquisition of Mexico minority interest	(7,270)
Proceeds from sale of businesses and other long-term assets	910	20,818
Deposits, investments and other long-term assets	(310)	(2,586)

Cash used for investing activities	(23,483)	(5,973)

CASH FLOWS USED FOR FINANCING ACTIVITIES:
Repayment of notes payable, credit facility and capital leases	(169,086)	(307,704)
Proceeds from issuance of debt securities		225,000
Net proceeds from stock options	7,500	4,271
Restricted cash and investments		50,899
Deferred financing costs and other financing activities	(246)	(4,976)

Cash used for financing activities	(161,832)	(32,510)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(92,760)	(6,767)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	215,557	105,465

CASH AND CASH EQUIVALENTS, END OF PERIOD	$122,797	$98,698

CASH PAID FOR INCOME TAXES	$958	$279

CASH PAID FOR INTEREST	$37,255	$75,149